As filed with the Securities and Exchange Commission on June 21, 2012
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONCOLYTICS BIOTECH INC.

(Exact name of Registrant as specified in its charter)

Alberta	2834	Not Applicable
(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite #210, 1167 Kensington Crescent N.W.
Calgary, Alberta
Canada T2N 1X7
(403) 670-7377

(Address and Telephone number of Registrant’s Principal Executive Offices)

C T Corporation System
111 Eighth Avenue,
New York, NY 10011, U.S.A.
(212) 590-9070

 (Name, Address (including zip code) and Telephone Number  (including Area Code) of Agent for Service in the United States)

Copies to:

Kenneth G. Sam, Esq. Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202-5549	Doug Ball Suite #210, 1167 Kensington Crescent N.W. Calgary, Alberta Canada T2N 1X7 (403) 670-7377

Approximate date of proposed sale to the public:
From time to time after the effective date of this registration statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on __(date) at___(time) (designate a time not sooner than 7 calendar days after filing).

2.	☐
pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum	Amount of
securities to be registered	aggregate offering price (1) (2)	registration fee
Common Shares, Subscription Receipts, Warrants, and Units(3)	U.S.$ 147,375,000	U.S.$16,889
TOTAL	U.S.$147,375,000	U.S.$16,889

(1)
Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security.  The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.  In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S.$146,070,750.

(2)
Determined based on the proposed maximum aggregate offering price in Canadian dollars of Cdn$150,000,000 converted into U.S. dollars based on the noon rate of exchange on June 19, 2012, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals U.S.$0.9825.

(3)
Subject to footnote (1), there are being registered hereunder an indeterminate number of Common Shares, Subscription Receipts,  Warrants, and Units as may be sold from time to time by the Registrant.  There are also being registered hereunder an indeterminate number of Common Shares as may be issuable upon exercise of Subscription Receipts and Warrants or as part of Units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

SUBJECT TO COMPLETION, DATED JUNE 21, 2012

PRELIMINARY BASE SHELF PROSPECTUS

Cdn. $150,000,000

Common Shares
Subscription Receipts
Warrants
Units
______________

We may from time to time during the 25-month period that this prospectus (the “Prospectus”), including any amendments, remains valid, sell under this Prospectus up to Cdn. $150,000,000 (or the equivalent in other currencies or currency units) in one or more offerings, aggregate initial offering price of our common shares (“Common Shares”), subscription receipts (“Subscription Receipts”), warrants to purchase Common Shares (“Warrants”) and/or units comprised of one or more of the other securities described in this Prospectus in any combination, (“Units” and, together with the Common Shares, Subscription Receipts and Warrants, the “Securities”). We may offer Securities in such amounts and, in the case of the Subscription Receipts, Warrants and Units, with such terms, as we may determine in light of market conditions. We may sell the Subscription Receipts and Warrants in one or more series.

There are certain risk factors that should be carefully reviewed by prospective purchasers.  For description of “Risk Factors” see page 7 of this Prospectus.

We are permitted, as a foreign issuer in the United States, under a multi-jurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. We have prepared our financial statements incorporated herein by reference in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board and adopted by the Accounting Standards Board of Canada and they are subject to Canadian auditing and auditor independence standards. Thus, they may not be comparable to the financial statements of United States companies.

You should be aware that the purchase of the Securities described herein may have tax consequences both in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. You should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of securities. See “Certain Income Tax Considerations”.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, the majority of our officers and directors and some of the experts named in this Prospectus are residents of Canada, and a substantial portion of our assets and the assets of said persons are located outside the United States.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific variable terms of any offering of Securities will be set forth in a supplement to this Prospectus relating to such Securities (each, a “Prospectus Supplement”) including where applicable: (i) in the case of the Common Shares, the number of Common Shares offered, the currency (which may be Canadian dollars or any other currency), the issue price and any other specific terms; (ii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be Canadian dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iii) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be Canadian dollars or any other currency), number of Common Shares that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; and (iv) in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), terms of the Units and of the securities comprising the Units and any other specific terms.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  You should read this Prospectus and any applicable Prospectus Supplement before you invest in the Securities.

Our outstanding securities are listed for trading on the Toronto Stock Exchange under the trading symbol “ONC” and on the NASDAQ Capital Market under the trading symbol “ONCY”.  Unless otherwise specified in any applicable Prospectus Supplement, the Subscription Receipts, Warrants and Units will not be listed on any securities exchange.  There is no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants or Units purchased under this Prospectus.  This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.  See the “Risk Factors” section of the applicable Prospectus Supplement.

We may sell the Securities to or through underwriters, dealers, placement agents or other intermediaries or directly to purchasers or through agents.  See detailed discussion on “Plan of Distribution” at page 14 of this Prospectus.  The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such Securities, including, to the extent applicable, the initial public offering price, the proceeds that we will receive, the underwriting discounts or commissions and any other discounts or concessions to be allowed or re-allowed to dealers.  The lead underwriter or underwriters with respect to Securities sold to or through underwriters, if any, will be named in the related Prospectus Supplement.

Subject to applicable securities legislation, in connection with any offering of Securities under this Prospectus, the underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  These transactions, if commenced, may be discontinued at any time.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  No underwriters have been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Our head office and principal place of business is located at 210, 1167 Kensington Crescent N.W., Calgary, Alberta, T2N 1X7.  Our registered office is located at 3300, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9.

ABOUT THIS PROSPECTUS AND OTHER MATTERS

In this Prospectus and any Prospectus Supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Oncolytics” or the “Corporation” are to Oncolytics Biotech Inc.

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all references to “dollars”, “Cdn.$” or “$” are to Canadian dollars and all references to “US$” are to United States dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus and any Prospectus Supplement is determined using International Financial Reporting Standards (“IFRS”).  Since January 1, 2011, we prepare our financial statements in accordance with IFRS.  Prior to the adoption of IFRS, we followed Canadian Generally Accepted Accounting Principles (“Canadian GAAP”).  While IFRS has many similarities to Canadian GAAP, some of our accounting policies have changed as a result of our transition to IFRS.  The most significant accounting policy changes that have had an impact on the results of our operations are discussed in more detail in our management’s discussion and analysis dated March 14, 2012, for the year ended December 31, 2011, which is incorporated herein by reference.  Since IFRS differ from United States generally accepted accounting principles (“U.S. GAAP”), our financial statements incorporated by reference in this Prospectus and any Prospectus Supplement and in the documents incorporated by reference in this Prospectus and in any applicable Prospectus Supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP.

This Prospectus provides you with a general description of the Securities that the Corporation may offer.  Each time the Corporation sells Securities under this Prospectus, the Corporation will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities.  The Prospectus Supplement also may add, update or change information contained in this Prospectus.  Before investing, investors should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference”.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide you with different or additional information.  The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law.  You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date of the applicable document.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking information within the meaning of Canadian securities laws.  Forward-looking information typically contains statements with words such as “anticipate”, “believe”, “expect”, “plan”, “estimate”, “intend”, “may” or similar words suggesting future outcomes.  Forward-looking information in this Prospectus and any applicable Prospectus Supplement includes, but is not limited to, statements with respect to: clinical trial study timing, product development timing, our ability to attract and retain business partners, future levels of government funding, competition from other biotechnology companies, our ability to obtain the capital required for research, product development, operations and marketing.  This forward-looking information is subject to various risks and uncertainties, including those discussed below, that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed.  Our statements of “belief”, “estimates”, “expectations” and other similar statements are based primarily upon our results derived to date from our research and development program with animals and early stage human results and upon which we believe we have a reasonable scientific basis to expect the particular results to occur.  It is not possible to predict, based upon studies in animals or early stage human results, whether a new therapeutic will be proved to be safe and effective in humans.  There can be no assurance that the particular results expected by us will occur.  Forward-looking information is provided for the purpose of assisting you in understanding our current views of future outcomes, and may not be appropriate for other purposes.  Readers are cautioned not to place undue reliance on this forward-looking information, which is provided as of the date of this Prospectus unless otherwise stated, and we will not undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events, or otherwise, except as required by securities laws.

Some of the assumptions, risks and factors which could cause future outcomes to differ materially from those set forth in the forward-looking information contained herein include, but are not limited to: (i) the assumption that we will be able to obtain sufficient and suitable financing to support operations, clinical trials and commercialization of products, (ii) the risk that we may not be able to capitalize on partnering and acquisition opportunities, (iii) the assumption that we will obtain favourable clinical trial results in the expected timeframe, (iv) the assumption that we will be able to adequately protect proprietary information and technology from competitors, (v) the risks relating to the uncertainties of the regulatory approval process, (vi) the impact of competitive products and pricing and the assumption that we will be able to compete in the targeted markets, and (vii) the risk that we may be unable to retain key personnel or maintain third party relationships, including relationships with key collaborators.

By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Prospective investors should carefully consider the information contained under the heading “Risk Factors” in our AIF (as defined below) and all other information included in or incorporated by reference in this Prospectus before making investment decisions with regard to our Securities.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC.  Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at 210, 1167 Kensington Crescent N.W., Calgary, Alberta, T2N 1X7 telephone (403) 670-7377, and are available electronically at www.sedar.com.  Disclosure documents filed with, or furnished to, the SEC are available through the SEC's Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov.

We have filed the following documents with the securities commissions or similar regulatory authorities in certain of the provinces of Canada and such documents are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any subsequently filed document that is also incorporated by reference in this Prospectus:

●	our Annual Information Form, which is comprised of our Annual Report on Form 20-F dated March 23, 2012, for the year ended December 31, 2011 (the “AIF”);

●	our management information circular dated May 14, 2012, relating to the annual general meeting of shareholders held on June 20, 2012;

●
our audited consolidated financial statements, together with the notes thereto, as at December 31, 2011 and 2010, which comprise the consolidated statements of financial position as at December 31, 2011 and 2010 and January 1, 2010, and the consolidated statements of loss and comprehensive loss, changes in equity, and cash flows for the years ended December 31, 2011 and 2010;

●	our management’s discussion and analysis of financial condition and results of operations dated March 14, 2012, for the year ended December 31, 2011;

●	our unaudited interim condensed consolidated financial statements, together with the notes thereto, as at and for the period ended March 31, 2012;

●	our management’s discussion and analysis of financial condition and results of operations dated May 9, 2012, as at and for the period ended March 31, 2012; and

●	our material change report dated February 10, 2012, concerning the offering closed February 8, 2012 of Common Shares for aggregate gross proceeds of approximately Cdn. $21,276,150.

Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions of the Canadian Securities Administrators to be incorporated by reference in a short form prospectus, including any annual information form, comparative annual consolidated financial statements and the auditors’ report thereon, comparative interim consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, material change report (except a confidential material change report), business acquisition report and information circular, if filed by us with the securities commissions or similar authorities in the provinces of Canada after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus.

Any similar document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to pursuant to section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and filed as exhibits to the registration statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Upon a new annual information form and related audited annual financial statements and management’s discussion and analysis being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Manitoba and Ontario during the term of this Prospectus, the previous annual information form, the previous audited annual financial statements and related management’s discussion and analysis, all unaudited interim financial statements and related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of our financial year in which the new annual information form and related audited annual financial statements and management’s discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.  Upon new interim financial statements and related management’s discussion and analysis being filed by us with the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Manitoba and Ontario during the term of this Prospectus, all interim financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.  Upon a new information circular relating to an annual general meeting of holders of Common Shares being filed by us with the securities commission or similar regulatory authority in each of the provinces of British Columbia, Alberta, Manitoba and Ontario during the term of this Prospectus, the information circular for the preceding annual general meeting of holders of Common Shares shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of the Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under the Business Corporations Act (Alberta) (the “ABCA”).  The majority of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States.  It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws.  We have been advised by our Canadian counsel, McCarthy Tétrault LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws, would probably be enforceable in Canada if, the United States court in which the judgment was obtained, has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes.  We have also been advised by McCarthy Tétrault LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X.  Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC or similar authorities in United States, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

THE CORPORATION

Oncolytics Biotech Inc. was incorporated pursuant to the ABCA on April 2, 1998 as 779738 Alberta Ltd.  On April 8, 1998, we amended our articles of incorporation (the “Articles”) and changed our name to Oncolytics Biotech Inc.  On July 29, 1999, we further amended our Articles by removing the private company restrictions included therein and subdivided our 2,222,222 Common Shares issued and outstanding into 6,750,000 Common Shares.  On February 9, 2007, we further amended our Articles to permit shareholder meetings to be held at any place in Alberta or at any other location as determined by our board of directors (the “Board”).

Our head office and principal place of business is located at 210, 1167 Kensington Crescent N.W., Calgary, Alberta, T2N 1X7.  Our registered office is located at 3300, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9.

We have two direct wholly-owned subsidiaries, namely:

Oncolytics Biotech (Barbados) Inc., which is incorporated pursuant to the laws of Barbados; and

Valens Pharma Ltd., which is incorporated pursuant to the laws of the Province of Alberta.

We also have two indirect wholly-owned subsidiaries, namely:

Oncolytics Biotech (U.S.), Inc., which is incorporated pursuant to the laws of Delaware; and

Oncolytics Biotech (U.K.) Ltd., which is incorporated pursuant to the laws of England and Wales.

Both Oncolytics Biotech (U.S.), Inc. and Oncolytics Biotech (U.K.) Ltd. are wholly-owned direct subsidiaries of Oncolytics Biotech (Barbados) Inc.

The following schematic illustrates our corporate structure:

OUR BUSINESS

We focus on the discovery and development of oncolytic viruses for the treatment of cancers that have not been successfully treated with conventional therapeutics.  Recent scientific advances in oncology, virology, and molecular biology have created opportunities for new approaches to the treatment of cancer.  The product we are presently developing may represent a novel treatment for Ras-mediated cancers.  The product can be used as an alternative to existing cytotoxic or cytostatic therapies, or as an adjuvant therapy to conventional chemotherapy, radiation therapy, or surgical resections.  It could also potentially be used to treat certain cellular proliferative disorders for which no current therapy exists.

Our technologies are based primarily on discoveries made in the Department of Microbiology and Infectious Diseases at the University of Calgary in the 1990s.  Oncolytics was formed in 1998 to explore the natural oncolytic capability of the reovirus, a virus that preferentially replicates in cells with an activated Ras pathway.

The lead product being developed by us may represent a novel treatment for certain tumour types and some cellular proliferative disorders.  This lead product is a virus that is able to replicate specifically in, and hence kill, certain tumour cells both in tissue culture as well as in a number of animal models without damaging normal cells.

Our potential product for human use, REOLYSIN®, is developed from the reovirus.  This virus has been demonstrated to replicate specifically in tumour cells bearing an activated Ras pathway.  Activating mutations of Ras occur in approximately 30% of all human tumours directly, but considering its central role in signal transduction, activation of the Ras pathway has been shown to play a role in approximately 2/3 of all tumours.

The functionality of REOLYSIN® is based upon the finding that tumours bearing an activated Ras pathway are deficient in their ability to activate the anti-viral response mediated by the host cellular protein, Protein Kinase R (“PKR”).  Since PKR is responsible for preventing reovirus replication, tumour cells lacking the activity of PKR are susceptible to reovirus infections.  As normal cells do not possess Ras activations, these cells are able to thwart reovirus infections by the activity of PKR.  In a tumour cell with an activated Ras pathway, reovirus is able to freely replicate and hence kill the host tumour cell.  The result of this replication is progeny viruses that are then free to infect surrounding cancer cells.  This cycle of infection, replication and cell death is believed to be repeated until there are no longer any tumour cells carrying an activated Ras pathway available.

The following schematic illustrates the molecular basis of how the reovirus kills cancer cells.

For both non-cancer cells and cancer cells with an activated Ras pathway, virus binding, entry, and production of viral genes all proceed normally.  In the case of normal cells however, the viral genes cause the activation of the anti-viral response that is mediated by the host cell’s PKR, thus blocking the replication of the reovirus.  In cells with an activated Ras pathway, the activation of PKR is prevented or reversed by an element of the Ras signal transduction pathway, thereby allowing the replication of the reovirus in these cancer cells.  The end result of this replication is the death of the cancer cell.  The action of the Ras pathway in allowing reovirus replication to ensue can be mimicked in non-cancerous cells by treating these cells with the chemical 2-aminopurine (2-AP) which prevents the activation of PKR.

CONSOLIDATED CAPITALIZATION

Except as otherwise described below, there has been no material change in the share and loan capital of the Corporation on a consolidated basis since December 31, 2011, the date of the most recently filed audited consolidated financial statements.

On January 25, 2012, the Corporation issued 4,405,000 Common Shares at a price of $4.20 per Common Share by way of a bought deal financing by way of a Prospectus Supplement to a base shelf prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of Securities for working capital and general corporate purposes, which may include our clinical trial program and our manufacturing activities in support of such program.  Specific information about the net proceeds will be described in the applicable Prospectus Supplement.

All expenses relating to the offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Corporation’s general fund, unless otherwise stated in the applicable Prospectus Supplement.

RISK FACTORS

An investment in the Securities involves a high degree of risk.  Prospective investors should note that there is no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants or Units purchased under this Prospectus.  This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

Prospective investors should consider carefully the risks incorporated by reference in this Prospectus (including in subsequently filed documents incorporated by reference) and those described in any Prospectus Supplement before purchasing the Securities offered hereby.  Discussions of certain risks affecting the Corporation in connection with its business are provided under the heading “Risk Factors” in our AIF filed with the various securities regulatory authorities, which is incorporated by reference in this Prospectus.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

Our authorized capital consists of an unlimited number of Common Shares.  The following is a summary of the provisions attached to our Common Shares.

Common Shares

The holders of our Common Shares are entitled to one vote per share at meetings of shareholders, to receive such dividends as declared by our Board and to receive our remaining property and assets upon dissolution or wind up.  Our Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

As at June 20, 2012, we have 76,582,751 Common Shares issued and outstanding.  After giving effect to the exercise of all our Common Share purchase warrants and options, we would have 84,395,717 Common Shares issued and outstanding.

PRIOR SALES

Except as disclosed below, no other Common Shares or securities exchangeable or convertible into Common Shares have been issued during the twelve month period preceding the date of this Prospectus:

On June 16, 2011, 100,000 stock options were granted with an exercise price of $5.92.

On July 27, 2011, 81,000 stock options were granted with an exercise price of $4.31.

On November 9, 2011, 225,000 stock options were granted with an exercise price ranging between $3.81 and $4.72.

On December 14, 2011, 907,000 stock options were granted with an exercise price of $3.89.

On January 23, 2012, 30,000 stock options were granted with an exercise price of $4.27.

On January 25, 2012, the Corporation issued 4,405,000 Common Shares at a price of $4.20 per Common Share by way of a bought deal financing by way of a Prospectus Supplement to a base shelf prospectus.

During the period from June 20, 2011 to June 20, 2012, 302,683 stock options were exercised for proceeds of $896,994.

TRADING PRICE AND VOLUME

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange under the trading symbol “ONC” and on NASDAQ under the trading symbol “ONCY”.

The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the Toronto Stock Exchange and NASDAQ for the periods indicated:

	Toronto Stock Exchange				NASDAQ Capital Market
	High	Low	Close	Volume	High	Low	Close	Volume
Period	(Cdn.$)	(Cdn.$)	(Cdn.$)	(Shares)	(US$)	(US$)	(US$)	(Shares)

2011
June	6.19	5.00	5.37	1,766,683	6.41	5.03	5.58	2,702,638
July	5.70	4.05	4.25	2,071,029	5.73	4.23	4.47	3,549,035
August	4.32	3.25	3.72	1,643,075	4.59	3.31	3.79	2,957,760
September	4.60	3.55	3.66	1,195,303	4.64	3.45	3.48	1,546,594
October	4.81	3.37	4.72	775,256	4.86	3.15	4.70	2,012,541
November	4.96	4.10	4.20	730,759	4.88	3.92	4.15	1,565,583
December	4.33	3.50	4.00	1,142,743	4.26	3.42	3.90	1,767,709

2012
January	4.85	3.96	4.84	1,089,384	4.84	3.55	4.82	1,534,654
February	5.83	4.83	5.00	1,405,096	5.86	4.85	5.00	2,188,836
March	5.09	3.85	4.21	2,623,247	5.13	3.88	4.24	1,798,585
April	4.54	3.50	3.60	1,195,937	4.56	3.56	3.64	2,497,221
May	4.07	3.37	3.72	1,169,145	4.06	3.34	3.65	2,606,300
June (1 to 20)	3.93	3.26	3.37	1,186,032	3.82	3.17	3.32	2,399,213

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed.  The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

Subscription Receipts may be offered separately or in combination with one or more other Securities.  The Subscription Receipts will be issued under a subscription receipt agreement (the “Subscription Agreement”).  A copy of the Subscription Agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the Subscription Agreement, original purchasers of Subscription Receipts will have a contractual right of rescission against Oncolytics, following the issuance of the underlying Common Share or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus or a Prospectus Supplement and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

●	the number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

●	the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;

●	the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	the material tax consequences of owning such Subscription Receipts; and

●	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus.  In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Suppleme

DESCRIPTION OF WARRANTS

The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed.  The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.  Warrants may be offered separately or in combination with one or more other Securities.

The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

●	the designation and aggregate number of Warrants offered;

●	the price at which the Warrants will be offered;

●	if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;

●	the designation and terms of the Common Shares that may be acquired upon exercise of the Warrants;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●
the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

●	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

●	the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

●	whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

●	any other material terms, conditions and rights (or limitations on such rights) of the Warrants.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus.  In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.  The unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

The particular terms of each issue of Units will be described in the related Prospectus Supplement.  This description will include, where applicable:

●	the designation and aggregate number of Units offered;

●	the price at which the Units will be offered;

●	if other than Canadian dollars, the currency or currency unit in which the Units are denominated;

●	the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●
the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

●	any other material terms, conditions and rights (or limitations on such rights) of the Units.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus.  In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

PLAN OF DISTRIBUTION

We may sell Securities to or through underwriters, dealers, placement agents or other intermediaries and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemptions from registration requirements.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying Prospectus Supplement.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions.  Underwriters, dealers, placement agents or other intermediaries that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date.  These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering of the Securities, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers.  Underwriters with respect to any offering of Securities sold to or through underwriters will be named in the Prospectus Supplement relating to such offering.

Holders of Warrants resident in the United States who acquire Common Shares pursuant to the exercise of Warrants in accordance with their terms and under this Prospectus and any applicable Prospectus Supplement may have a right of action against the Corporation for any misrepresentation in this Prospectus or any applicable Prospectus Supplement.  However, the existence and enforceability of such a right of action is not without doubt. By contrast, holders of Warrants resident in Canada who may acquire Common Shares pursuant to the exercise of Warrants in accordance with their terms and who will be deemed to acquire such Common Shares under applicable Canadian prospectus exemptions, will not have any such right of action.

Under agreements which may be entered into by us, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation.  The underwriters, dealers, placement agents and other intermediaries with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Warrants or Units will not be listed on any securities exchange.  Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell Subscription Receipts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement.  This may affect the pricing of the Subscription Receipts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.  Certain dealers may make a market in the Subscription Receipts, Warrants or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given that any dealer will make a market in the Subscription Receipts, Warrants or Units or as to the liquidity of the trading market, if any, for the Subscription Receipts, Warrants or Units.

Subject to applicable securities legislation, in connection with any offering of Securities under this Prospectus, the underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  These transactions, if commenced, may be discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the offering of the Securities will be passed upon for us by McCarthy Tétrault LLP and Dorsey &Whitney LLP.  In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

The partners and associates of McCarthy Tétrault LLP, as a group, beneficially own, directly or indirectly, less than 1% of our securities.

AUDITOR

Our auditors are Ernst & Young LLP, Chartered Accountants, Calgary, Alberta, Canada.

Our consolidated financial statements as at December 31, 2011 and 2010 and January 1, 2010 incorporated by reference into this Prospectus have been audited by Ernst & Young LLP, independent registered chartered accountants, as indicated in their report dated March 14, 2012 and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Ernst & Young LLP has been our auditors since inception in 1998.

Ernst & Young LLP has advised that they are independent with respect to the Corporation within the meaning of the Rules of the Professional Conduct of the Institute of Chartered Accountants of Alberta.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Trust Company of Canada at its principal office in Calgary, Alberta.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities.  This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC.

We file annual and quarterly financial information and material change reports and other material with the SEC and with the securities commissions or similar regulatory authorities in Canada.  Under a multi-jurisdictional disclosure system adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.  As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies.

You may read and copy any document that we have filed with the SEC at the SEC’s public reference rooms in Washington, D.C. and Chicago, Illinois.  You may also obtain copies of those documents from the public reference room of the SEC at 100F Street, N.E., Washington, D.C. 20549 by paying a fee.  You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms.  You may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system (EDGAR) at www.sec.gov.  You may read and download any public document that we have filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

●	the documents listed under “Documents Incorporated by Reference” in this Prospectus;

●	the consent of our auditors Ernst & Young LLP;

●	the consent of our Canadian counsel McCarthy Tétrault LLP;

●	powers of attorney from our directors and officers; and

●	Form F-X — Appointment of Agent for Service of Proceeds and Undertaking.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Under the Business Corporations Act (Alberta), Oncolytics Biotech Inc. (the “Corporation”) may indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer or a body corporate of which the Corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Corporation or other entity, and the Corporation may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Corporation may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by the Corporation if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the Corporation as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Alberta), the by-laws of the Corporation provide that the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer, or a body corporate of which the Corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or other entity if he acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at the Corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Business Corporations Act (Alberta) permits or requires.

The Corporation maintains a directors’ & officers’ insurance policy for the benefit of the directors and officers of the Corporation and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit
Number	Description
4.1*
Annual Information Form of the Registrant, which is comprised of the Registrant’s annual report on Form 20-F, dated March 23, 2012, for the year ended December 31, 2011, incorporated by reference to the Registrant’s annual report on Form 20-F, filed with the Commission on March 23, 2012.

4.2*
Management Information Circular of the Registrant, dated May 14, 2012, relating to the annual and special meeting of shareholders held on June 20, 2012, incorporated by reference to the Corporation’s Current Report on Form 6-K, furnished to the Commission on May 29, 2012

4.3*
Audited consolidated financial statements of the Registrant, together with the notes thereto, as at December 31, 2011 and 2010 and the auditors’ report thereon addressed to the Registrant’s shareholders, included as Item 18 to the Registrant’s annual report on Form 20-F, filed with the Commission on March 23, 2012.

4.4*
Management’s discussion and analysis of financial condition and results of operations of the Registrant, dated March 14, 2012, for the year ended December 31, 2011, incorporated by reference to Exhibit 15.1 to the Registrant’s annual report on Form 20-F, filed with the Commission on March 23, 2012.

4.5*
Unaudited interim consolidated financial statements of the Registant, together with the notes thereto, as at and for the three months ended March 31, 2012, incorporated by reference to the Corporation’s Current Report on Form 6-K, furnished to the Commission on May 11, 2012.

4.6*
Management’s discussion and analysis of financial condition and results of operations of the Registrant dated May 9, 2012, for the three months ended March 31, 2012 and 2011, incorporated by reference to the Corporation’s Current Report on Form 6-K, furnished to the Commission on May 10, 2012.

5.1	Consent of Ernst & Young LLP dated June 21, 2012
5.2	Consent of McCarthy Tétrault LLP dated June 21, 2012
6.1	Powers of Attorney (included on the signature pages of this Registration Statement)
* - Previously filed or furnished to the Commission.

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.     Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.     Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name and address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on June 21, 2012.

ONCOLYTICS BIOTECH INC.

By:	/s/ Bradley G. Thompson
Bradley G. Thompson
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Bradley G. Thompson and Douglas A. Ball, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on June 21, 2012:

Signature	Title

/s/ Bradley G. Thompson	President, Chief Executive Officer and Chairman of the Board
Bradley G. Thompson	(Principal Executive Officer)

/s/ Douglas A. Ball	Chief Financial Officer
Douglas A. Ball	(Principal Financial and Accounting Officer)

/s/ William A. Cochrane	Director
William A. Cochrane

/s/ Ger van Amersfoort	Director
Ger van Amersfoort

/s/ Robert B. Schultz	Lead Director
Robert B. Schultz

III-2

/s/ Fred A. Stewart	Director
Fred A. Stewart

/s/ Ed Levy	Director
Ed Levy

/s/ J. Mark Lievonen	Director
J. Mark Lievonen

/s/ James Dinning	Director
James Dinning

/s/ Matthew C. Coffey	Chief Operating Officer and Director
Matthew C. Coffey

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Oncolytics Biotech Inc. in the United States, executed in Alberta, Canada, on June 21, 2012.

Oncolytics Biotech (US) Inc.
By:	/s/ Kirk Look
	Name:	Kirk Look
	Title:	Chief Financial Officer

III-4

EXHIBIT INDEX

Exhibit
Number	Description
4.1*
Annual Information Form of the Registrant, which is comprised of the Registrant’s annual report on Form 20-F, dated March 23, 2012, for the year ended December 31, 2011, incorporated by reference to the Registrant’s annual report on Form 20-F, filed with the Commission on March 23, 2012.

4.2*
Management Information Circular of the Registrant, dated May 14, 2012, relating to the annual and special meeting of shareholders held on June 20, 2012, incorporated by reference to the Corporation’s Current Report on Form 6-K, furnished to the Commission on May 29, 2012

4.3*
Audited consolidated financial statements of the Registrant, together with the notes thereto, as at December 31, 2011 and 2010 and the auditors’ report thereon addressed to the Registrant’s shareholders, included as Item 18 to the Registrant’s annual report on Form 20-F, filed with the Commission on March 23, 2012.

4.4*
Management’s discussion and analysis of financial condition and results of operations of the Registrant, dated March 14, 2012, for the year ended December 31, 2011, incorporated by reference to Exhibit 15.1 to the Registrant’s annual report on Form 20-F, filed with the Commission on March 23, 2012.

4.5*
Unaudited interim consolidated financial statements of the Registant, together with the notes thereto, as at and for the three months ended March 31, 2012, incorporated by reference to the Corporation’s Current Report on Form 6-K, furnished to the Commission on May 11, 2012.

4.6*
Management’s discussion and analysis of financial condition and results of operations of the Registrant dated May 9, 2012, for the three months ended March 31, 2012 and 2011, incorporated by reference to the Corporation’s Current Report on Form 6-K, furnished to the Commission on May 10, 2012.

5.1	Consent of Ernst & Young LLP dated June 21, 2012
5.2	Consent of McCarthy Tétrault LLP dated June 21, 2012
6.1	Powers of Attorney (included on the signature pages of this Registration Statement)
* - Previously filed or furnished to the Commission.

III-5